SECOND AMENDED AND RESTATED LINE OF CREDIT NOTE

$70,000,000	November 7, 2011

FOR VALUE RECEIVED, PREFORMED LINE PRODUCTS COMPANY (the “Borrower”), with an address at 660 Beta Drive, Mayfield Village, Ohio 44143, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1900 East Ninth Street, Cleveland, Ohio  44114, or at such other location as the Bank may designate from time to time, the principal sum of SEVENTY MILLION DOLLARS ($70,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

This Second Amended and Restated Line of Credit Note evidences, but does not extinguish or satisfy, and is not a novation of, the pre-existing indebtedness of the Borrower to the Bank under, and amends and restates, that certain Amended and Restated Line of Credit Note, dated on or about May 26, 2011, in the original principal amount of $35,000,000, made by the Borrower in favor of the Bank, amending and restating that certain Line of Credit Note, dated as of February 5, 2010, in the original principal amount of $30,000,000 made by the Borrower in favor of the Bank (collectively, the “Original Note”).  All agreements, instruments, documents and obligations related to the Original Note remain in full force and effect.

1.           Advances.  (a) The Borrower may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined).  The “Expiration Date” shall mean January 1, 2015, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower.  The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date.  The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. (Cleveland, Ohio time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Option (as hereinafter defined), followed promptly thereafter by the Borrower’s written confirmation to the Bank of any oral notice.   The aggregate unpaid principal amount of advances under this Note plus the LC Exposure (as defined in the Loan Agreement (as hereinafter defined)) shall not exceed the face amount of this Note.

(b) The Borrower may request that advances under this Note and subject LCs under the Loan Documents be made or issued in an Agreed Foreign Currency; provided, that in no event shall the sum of (i) the aggregate outstanding principal amount of advances under this Note made in Agreed Foreign Currencies plus (ii) the sum of the aggregate undrawn balance of all then outstanding subject LCs under the Loan Documents issued in Agreed Foreign Currencies and the aggregate amount of all unreimbursed draws of all then outstanding subject LCs under the Loan Documents issued in Agreed Foreign Currencies (the “Foreign LC Exposure”), exceed $10,000,000 at any one time outstanding (the “Agreed Foreign Currency Limit”).  Further, in no event shall the Foreign LC Exposure exceed $5,000,000 at any one time outstanding.  As used herein, the term “Agreed Foreign Currencies” shall mean Mexican Pesos, Thai Bhat, Australian Dollars and any other foreign currency requested by the Borrower and approved by the Bank in its sole discretion, and “Agreed Foreign Currency” shall mean any one of such currencies.  Each advance under this Note made in an Agreed Foreign Currency shall bear interest at the LIBOR Option in accordance with the terms hereof.  The Bank may, with respect to advances made in an Agreed Foreign Currency, engage in reasonable rounding of the Agreed Foreign Currency amounts requested.

(c) All advances under this Note and subject LCs under the Loan Documents made or issued in Agreed Foreign Currencies shall be governed by the Bank’s standard fees, charges, agreements, policy guidelines and other terms and provisions relating to such advances and issuances as in effect from time to time (collectively, the “Bank’s Standard Foreign Currency Terms”), in addition to the specific provisions set forth herein.  In the event of any conflict between the Bank’s Standard Foreign Currency Terms and the terms of this Note or any other Loan Document, the Bank’s Standard Foreign Currency Terms shall govern.

(d) The Bank will determine the Dollar Amount of all outstanding advances under this Note made in Agreed Foreign Currencies and the Foreign LC Exposure (such outstanding advances and the Foreign LC Exposure at any time being the “Foreign Currency Outstandings”) from time to time on and as of any Business Day elected by the Bank in its sole discretion (each such day upon or as of which the Bank so determines Dollar Amounts being a “Computation Date”).  If at any time the Dollar Amount of Foreign Currency Outstandings (calculated as of the most recent Computation Date) exceeds the Agreed Foreign Currency Limit, then the Borrower shall immediately prepay such Foreign Currency Outstandings in an aggregate principal amount sufficient to eliminate any such excess.  As used herein, the term “Dollar Amount” shall mean, with respect to any currency at any date, (i) the amount of such currency if such currency is in Dollars or (ii) the equivalent in such currency of such amount of Dollars if such currency is currency other than Dollars, calculated on the basis of the arithmetical mean of the buy sell spot rates of exchange of the Bank for such currency on the London market at 11:00 a.m. London time, on or as of the most recent Computation Date.  “Dollars” and “$” mean the lawful currency of the United States of America.

2.           Rate of Interest.  Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an “Option”):

(i)           Base Rate Option.  A rate of interest per annum which is at all times equal to the Base Rate.  If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change.  There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii)          LIBOR Option.  A rate per annum equal to (A) LIBOR plus (B) one hundred twelve and one-half (112.5) basis points (1.125%), for the applicable LIBOR Interest Period.

(iii)          Daily LIBOR Option.  A rate per annum which is at all time equal to Daily LIBOR, so long as a Daily LIBOR is offered, ascertainable and not unlawful.  If and when Daily LIBOR (or any component thereof) changes, the rate of interest with respect to any advance to which the Daily LIBOR Option applies will change automatically without notice to the Borrower, effective on the date of any such change.  There are no required minimum interest periods for advances bearing interest under the Daily LIBOR Option.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the highest of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR is offered, ascertainable and not unlawful.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio.

“Change of Control” shall mean (a) the Barbara P Ruhlman Irrevocable Trust Dated July 29, 2008, Barbara P. Ruhlman, Robert G. Ruhlman and Randall M. Ruhlman shall cease to own directly or beneficially at least 35% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis, in each case free and clear of all Liens or other encumbrances; (b) the Borrower shall cease to own, free and clear of all Liens or other encumbrances, at least the percentage of the outstanding voting Equity Interests of each of its subsidiaries on a fully diluted basis as is indicated on the corporate structure chart delivered to Bank in connection with the initial closing of the Loan Agreement (as hereinafter defined); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower or any of its subsidiaries, as the case may be, by Persons who were neither (i) nominated by the board of directors of such entity nor (ii) appointed by directors so nominated; or (d) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Barbara P Ruhlman Irrevocable Trust Dated July 29, 2008, Barbara P. Ruhlman, Robert G. Ruhlman and Randall M. Ruhlman.

“Company” shall have the meaning ascribed thereto in the Loan Agreement (as hereinafter defined).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Daily LIBOR” shall mean, for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“LIBOR” shall mean, with respect to any advance to which the LIBOR Option applies for the applicable LIBOR Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such LIBOR Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“LIBOR Interest Period” shall mean, as to any advance to which the LIBOR Option applies, the period of one (1), two (2), three (3), six (6) or twelve (12) month/months as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Interest Period that would end on a day after the Expiration Date, and (iii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Interest Period.

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate.  The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers.  The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

LIBOR and the Daily LIBOR shall be adjusted with respect to any advance to which the LIBOR Option or Base Rate Option or the Daily LIBOR Option applies, as applicable, on and as of the effective date of any change in the LIBOR Reserve Percentage.  The Bank shall give prompt notice to the Borrower of LIBOR or the Daily LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower.  Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Option and Daily LIBOR Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Option or the Daily LIBOR Option, as applicable, shall be converted at the expiration of the then current LIBOR Interest Period(s) to the Base Rate Option.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR or in an Agreed Foreign Currency, the Bank shall notify the Borrower.  Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Option and the Daily LIBOR Option and the option to request advances and subject LCs in such Agreed Foreign Currency shall be suspended, and (b) the interest rate on all advances then bearing interest under the LIBOR Option and the Daily LIBOR Option shall be converted to the Base Rate Option either (i) on the last day of the then current LIBOR Interest Period(s) if the Bank may lawfully continue to maintain advances based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances based on LIBOR, and (c) Borrower will prepay all outstanding advances hereunder made in such Agreed Foreign Currency, together with interest thereon, and (d) all subject LCs issued in such Foreign Currencies shall be deemed terminated.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to six (6) different interest periods to apply simultaneously to different portions of the advances bearing interest under the LIBOR Option.  Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3.           Interest Rate Election.  Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the LIBOR Option or the Daily LIBOR Option shall, at the Bank’s sole discretion, be converted at the end of the applicable LIBOR Interest Period (or immediately in the case of the Daily LIBOR Option) to the Base Rate Option and the LIBOR Option and the Daily LIBOR Option will not be available to Borrower with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrower or waived by the Bank.  The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor.  In the case of converting to the LIBOR Option or the Daily LIBOR Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Interest Period or when the Borrower would like to commence the Daily LIBOR Option, as the case may be.  If no interest period is specified in any such notice for which the resulting advance is to bear interest under the LIBOR Option, the Borrower shall be deemed to have selected a LIBOR Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower shall be deemed to have elected the Base Rate Option.  Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4.           Advance Procedures.  A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require.  The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions.  The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances.  The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment.

5.           Payment Terms; Commitment Fee.  The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears:  (a) for the portion of advances bearing interest under the Base Rate Option and the Daily LIBOR Option, on the first day of each month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Option, on the last day of the respective LIBOR Interest Period for such advance, (c) if any LIBOR Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full.  All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date.  All advances under this Note shall be repaid and each payment of interest thereon shall be paid in the currency in which such advance was made.  If for any reason Borrower is prohibited by any law, rule, regulation or any other reason from making any required payment hereunder or under any of the other Loan Documents in an Agreed Foreign Currency, Borrower will make such payment in Dollars in the Dollar Amount of such Agreed Foreign Currency payment amount.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

The Borrower shall pay to the Bank quarterly in arrears, on the last day of each calendar quarter, a commitment fee in the amount of the product of twenty (20) basis points (0.20%) per annum multiplied by the average daily unused amount of the Facility during the most recently ended quarter.

Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, if, after the making of any advance under this Note in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Bank in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations.

6.           Late Payments; Default Rate.  If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”).  Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment.  Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.  Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ.  In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default.  The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7.           Prepayment; Reduction of Facility.  The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 8 below.  The Borrower shall have the right to reduce the Facility from time to time in a minimum of $1,000,000 increments.

8.           Yield Protection; Break Funding Indemnification.  The Borrower shall pay to the Bank on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.  In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the LIBOR Option)  which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest under the LIBOR Option, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest under the LIBOR Option on a day other than the last day of the applicable LIBOR Interest Period.  A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

9.           Other Loan Documents.  This Note is issued in connection with the Loan Agreement between the Borrower and the Bank, dated as of February 5, 2010 (as amended, modified or renewed from time to time, the “Loan Agreement”), and the other agreements and documents now or hereafter executed and/or delivered in connection herewith or therewith or referred to herein or therein (including, without limitation, the subject LCs), the terms of which are incorporated herein by reference (this Note, the Loan Agreement, and such other agreements and documents, each as amended, modified or renewed from time to time, being collectively referred to as the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. Capitalized and other terms not defined herein shall have the meanings ascribed to them in the other Loan Documents.

10.           Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) (A) the nonpayment of (1) any principal under this Note when due and (2) interest, other indebtedness or any other amounts payable under this Note or any of the other Loan Documents (other than reimbursements referred to in clause (i)(B) of this Section 10) within ten (10) days after the same is due, and (B) failure to reimburse the Bank for any draft or other item paid by Bank pursuant to or otherwise in respect of any subject LC when obligated to do so; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future, relating to, evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank or the cessation of all or a substantial part of the business operations of any Obligor; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt, provided that this subsection shall not apply if and only so long as the aggregate unpaid principal balance of all such indebtedness in default does not exceed five million dollars ($5,000,000) at any one time outstanding; in this subsection, "default" means that (A) there shall have occurred (or shall exist) in respect of the indebtedness in question any event, condition or other thing that constitutes, or that with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness, (B) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity, or (C) any such indebtedness payable on demand shall not have been paid in full within ten (10) banking days after any actual demand for payment); (vi) if at any time (A) the aggregate of all undischarged final judgments (excluding final judgments the execution of which, on the date of determination, are effectively stayed) against the Obligors or any thereof for the payment of money shall exceed $5,000,000 or (B) the aggregate of all liabilities of the Obligors arising from defaults under ERISA (as defined in the Loan Agreement), shall exceed $5,000,000; (vii) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the occurrence of a Change of Control.  As used herein, the term “Obligor” means any Borrower, any other Company and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence and during the continuance of an Event of Default:  (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

11.           Power to Confess Judgment.  The Borrower hereby irrevocably authorizes any attorney-at-law, including an attorney employed by or retained and paid by the Bank, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against the Borrower in favor of the Bank, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrower under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record.  The Borrower hereby expressly  (i) waives any conflict of interest of the attorney(s) retained by the Bank to confess judgment against the Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Bank for legal services rendered for confessing judgment against the Borrower upon this Note.  A copy of this Note, certified by the Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

12.           Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13.           Indemnity.  The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder.  The Borrower may participate at its expense in the defense of any such action or claim.

14.           Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.  No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel.  If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect.  The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  The Borrower also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency at the Bank’s main office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by Bank of any sum adjudged to be so due in such other currency Bank may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to Bank in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Bank against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Bank in the specified currency Bank agrees to remit such excess to the Borrower.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located.  This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules.  The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction.  The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower.  The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15.           WAIVER OF JURY TRIAL.  The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents.  The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND  COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN  AGAINST  YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE  AGAINST THE  CREDITOR  WHETHER FOR  RETURNED  GOODS,  FAULTY  GOODS,  FAILURE ON  HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:	PREFORMED LINE PRODUCTS COMPANY

By: /s/ Meghann Green	By:	/s/ Eric R. Graef
Chief Financial Officer

Signature Page to Amended and Restated Line of Credit Note